ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

MUTUAL FUND SERIES TRUST

(Registration Number 1606538)

Jerry Szilagyi, Trustee of the above-named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 52 to the Agreement and Declaration of Trust of Mutual Fund Series Trust is attached hereto.

/s/ Jerry Szilagyi

Jerry Szilagyi, Trustee

MUTUAL FUND SERIES TRUST
Amendment No. 52 to Agreement and Declaration of Trust

The undersigned officer of Mutual Fund Series Trust (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees (the "Board") of the Trust at a meeting of the Board on August 20, 2026:

RESOLVED, that, pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for Each Series

AlphaCentric Income Opportunities Fund	Class A, C, C-1, I and T
AlphaCentric LifeSci Healthcare Fund	Class A, C, C-1 and I
AlphaCentric Premium Opportunity Fund	Class A, C, C-1, I and T
AlphaCentric Real Income Fund	Class A, C, C-1 and I
AlphaCentric Robotics and Automation Fund	Class A, C, C-1, I and T
AlphaCentric Symmetry Strategy Fund	Class A, C, C-1 and I
Catalyst/Aspect Enhanced Multi-Asset Fund	Class A, C, C-1 and I
Catalyst Buffered Shield Fund	Class A, C, C-1, I and T
Catalyst/CIFC Floating Rate Income Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Large Cap Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Mid Cap Fund	Class A, C, C-1, I and T
Catalyst/CP World Equity Fund	Class A, C, C-1, I and T
Catalyst Dynamic Alpha Fund	Class A, C, C-1, I and T
Catalyst Energy Infrastructure Fund	Class A, C, C-1, I and T
Catalyst Enhanced Income Strategy Fund	Class A, C, C-1 and I
Catalyst Insider Buying Fund	Class A, C, C-1, I and T
Catalyst Insider Income Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Equity Fund	Class A, C, C-1, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, C-1, I and T
Catalyst Nasdaq-100 Hedged Equity	Class A, C, C-1, I and T
Catalyst/Princeton Credit Opportunity Fund	Class A, C, C-1, I and T
Catalyst/SMH High Income Fund	Class A, C, C-1, I and T
Catalyst/SMH Total Return Income Fund	Class A, C, C-1, I and T
Catalyst Systematic Alpha Fund	Class A, C, C-1, I and T
Catalyst Systematic High-Income Fund	Class A, C, C-1, I and T
Catalyst Tactical Allocation Fund	Class A, C, C-1, I and T
Catalyst/Warrington Strategic Program Fund	Class A, C, C-1, I and T
Empiric Fund	Class A and C
Eventide Balanced Fund	Class A, C, N, I and T
Eventide Core Bond Fund	Class A, C, N and I
Eventide Dividend Growth ETF	Undesignated
Eventide Dividend Growth Fund	Class A, C, N, I and T

Designated Series	Designated Classes for Each Series
Eventide Exponential Technologies Fund	Class A, C, N and I
Eventide Gilead Fund	Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund	Class A, C, N, I and T
Eventide Large Cap Focus ETF	Undesignated
Eventide Large Cap Focus Fund	Class A, C, N, I
Eventide Limited-Term Bond Fund	Class A, C, N, I and T
JAG Large Cap Growth Fund	Class A, C and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (1) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: September 17, 2026

/s/ Michael Schoonover

Michael Schoonover, President and

Principal Executive Officer of the Trust